Exhibit 99.1

    Moody's Corporation Reports Results for Second Quarter of 2006

    NEW YORK--(BUSINESS WIRE)--Aug. 2, 2006--Moody's Corporation
(NYSE:MCO) today announced results for the second quarter of 2006.

    Summary of Results for Second Quarter 2006

    Moody's reported revenue of $511.4 million for the three months ended June 30, 2006, an increase of 14% from $446.8 million for the same quarter of 2005. Operating income for the quarter was $289.1 million and rose 14% from $252.8 million for the same period of last year. Diluted earnings per share were $0.59, 26% higher than $0.47 in the second quarter of 2005. Results for the quarter included $20.7 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.04 per diluted share, compared with $12.3 million, or $0.03 per share, in the prior-year period.
    Raymond McDaniel, Moody's Chairman and Chief Executive Officer, commented, "Moody's results for the second quarter of 2006 showed healthy double-digit revenue growth in most of our major lines of business despite rising interest rates. Based on Moody's strong results for the first half of 2006 we now believe that results for the full year 2006 will modestly exceed our prior forecast."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the second quarter of 2006 and the first six months of both 2006 and 2005 before adjustments for income tax exposures related to legacy income tax matters that Moody's assumed in connection with its separation from The Dun & Bradstreet Corporation in 2000 and which are described in Moody's annual and quarterly SEC filings; and (2) presenting results for the second quarter of both 2006 and 2005, and the first six months of both 2006 and 2005 before the impact of expensing stock-based compensation, which is being phased in over a four year period for stock awards commencing in 2003. In addition, the 2006 outlook presented below includes a discussion of projected 2006 diluted earnings per share growth excluding the impact of adjustments related to legacy income tax exposures and the impact of expensing stock-based compensation. Attached to this earnings release are tables showing adjustments to Moody's second quarter and first half results for 2006 and 2005 to arrive at non-GAAP financial measures excluding the impacts noted above.

    Second Quarter Revenue

    Revenue at Moody's Investors Service for the second quarter of 2006 was $476.5 million, an increase of 14% from the prior year period. Foreign currency translation negatively impacted operating results, mainly due to the strength of the U.S. dollar relative to the euro, reducing revenue growth by approximately 40 basis points and operating income growth by approximately 60 basis points.
    Ratings revenue totaled $413.6 million in the quarter, rising 14% from a year ago. Research revenue of $62.9 million was 19% higher than in the second quarter of 2005. Within the ratings business, global structured finance revenue totaled $217.8 million for the second quarter of 2006, an increase of 13% from a year earlier. U.S. structured finance revenue rose 14%, with very strong growth from rating credit derivatives more than offsetting a year-over-year decline from residential mortgage-backed securities. International structured finance revenue rose 12% benefiting from strength in the asset-backed securities, residential mortgage-backed securities and credit derivatives segments of the business, which more than offset weakness from commercial mortgage-backed securities.
    Global corporate finance revenue of $107.8 million in the second quarter of 2006 rose 36% from the same quarter of 2005. Revenue in the U.S. rose 39% from the prior year period, reflecting robust growth related to the investment grade, high yield and bank loan segments of the business. Outside the U.S., corporate finance revenue increased 30% due primarily to strong issuance and growth in new rating relationships in Europe.
    Global financial institutions and sovereigns revenue totaled $66.9 million for the second quarter of 2006, 2% higher than in the prior year period. Revenue increased 19% in the U.S. but was 11% lower in international markets compared with the prior year period, which benefited from very strong issuance.
    U.S. public finance revenue was $21.1 million for the second quarter of 2006, 19% lower than in the second quarter of 2005, with an increase in new money issuance more than offset by a sharp decrease in refundings.
    Moody's global research revenue rose to $62.9 million, increasing 19% from the same quarter of 2005. The quarter's growth reflected higher revenue from selling Moody's narrative credit research, licensing Moody's data to third parties, selling data and analytic tools, and providing credit training.
    Revenue at Moody's KMV for the second quarter of 2006 was $34.9 million, 16% higher than in the second quarter of 2005, based on growth in subscriptions to risk products, licensing of credit processing software and fees for related software maintenance, and fees for professional services.
    Moody's U.S. revenue of $328.1 million for the second quarter of 2006 was up 16% from the second quarter of 2005. International revenue of $183.3 million was 11% higher than in the prior year period and included approximately 100 basis points of negative impact from currency translation. International revenue accounted for 36% of Moody's total in the quarter compared with 37% in the year-ago period.

    Second Quarter Expenses

    Moody's operating expenses were $222.3 million in the second quarter of 2006, 15% higher than in the prior year period. This increase was driven primarily by higher personnel costs and various technology investments. The quarter's stock-based compensation expense was $20.7 million compared with $12.3 million in the 2005 period, reflecting, in part, the phasing-in of stock-based compensation expense begun in 2003. Moody's operating margin for the second quarter of 2006 was 57%, essentially unchanged from the prior year period.

    Second Quarter Effective Tax Rate

    Moody's effective tax rate was 40.6% for the second quarter of 2006 compared with 41.6% for the prior year period. The decrease was due in part to a favorable legacy tax adjustment of $1.5 million in the current quarter. Excluding the impact of the above, the tax rate for the second quarter of 2006 was 41.1% compared to 41.6% for the prior year period.

    Year-to-date Results

    Revenue for the first six months of 2006 totaled $951.6 million, an increase of 14% from $837.3 million for the same period of 2005. First half operating income of $527.4 million was up 13% from $465.3 million for the same period of 2005. Currency translation had a negative impact on these results, reducing revenue growth by approximately 100 basis points and operating income growth by approximately 110 basis points. Diluted earnings per share for the first half of 2006 were $1.07, 24% higher than the $0.86 for the first half of 2005.
    Earnings per share for the first half of 2006 included $34.6 million of expense related to stock options and other stock-based compensation plans, or $0.08 per share, compared with $29.2 million of similar expense, or $0.06 per share, for the first half of 2005.
    Ratings and research revenue at Moody's Investors Service totaled $884.4 million for the first six months of 2006, an increase of 14% from the prior year period. Global ratings revenue was $760.7 million for the first six months of 2006, up 13% from $672.2 million in the same period of 2005. Research revenue rose to $123.7 million for the first half of 2006, up 18% from the first half of 2005. Finally, revenue at Moody's KMV for the first six months of 2006 totaled $67.2 million, 11% higher than in the prior year period.

    Share Repurchases

    During the second quarter of 2006, Moody's repurchased 9.7 million shares at a total cost of $574 million, which more than offset less than 1 million shares issued under employee stock compensation plans. Since becoming a public company in October 2000 and through June 30, 2006, Moody's has repurchased 79.2 million shares at a total cost of $2.6 billion, including 36.7 million shares to offset shares issued under employee stock plans. At quarter-end, Moody's had approximately $2.1 billion of share repurchase authority remaining.

    Assumptions and Outlook for Full Year 2006

    Moody's outlook for 2006 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage borrowing and refinancing activity and securitization levels. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from our current outlook.
    Based on Moody's stronger than expected results for the first half of 2006 we have made a number of revisions to our outlook for the full year 2006. For Moody's overall, we now project revenue growth in the low double-digit percent range for the full year 2006. This assumes foreign currency translation for the remainder of the year at current exchange rates, which would result in no material full year impact from currency translation. We now expect the operating margin before the impact of expensing stock-based compensation to be flat in 2006 compared with 2005. Among other things, this reflects our increased outlook for revenue and a delay in some expenses related to real estate expansion of our New York headquarters. The margin outlook continues to reflect investments we are making to: expand internationally; improve our analytical processes; pursue ratings transparency and compliance initiatives; introduce new products; and improve our technology infrastructure.
    For 2006, we project year-over-year growth in non-GAAP diluted earnings per share in the mid- to high teens percent range. This forecast excludes the impacts of adjustments related to legacy tax matters in 2005 and 2006, and the expensing of stock-based compensation in 2005 and 2006. This year represents the final year of "phasing in" of expense related to stock-based compensation, which we began in 2003. The impact of expensing stock-based compensation is expected to be in the range of $0.15 - $0.17 per diluted share in 2006, compared to $0.10 per diluted share in 2005.
    In the U.S., we forecast high single to double-digit percent revenue growth for the Moody's Investors Service ratings and research business for the full year 2006. In the U.S. structured finance business, we expect revenue for the year to rise in the mid- to high single-digit percent range from the record level of 2005. We project a mid-teens percent decline in revenue from residential mortgage-backed securities ratings (including home equity securitization), offset by strong year-over-year revenue growth from rating credit derivatives and commercial mortgage-backed securities.
    In the U.S. corporate finance business, we expect revenue growth in the mid- to high teens percent range for the year, up from our previous expectation of high single-digit percent growth largely due to higher expected transaction volume in rated bonds and bank loans.
    In the U.S. financial institutions sector, we expect revenue to grow in the low double-digit percent range for the year as new ratings mandates and fee increases partly related to our Enhanced Analysis Initiative should more than offset the impact of lower revenue related to issuance volumes.
    For the U.S. public finance sector, we expect revenue for 2006 to decline in the double-digit percent range as rising interest rates should continue to slow refinancing activity. We continue to expect strong growth in the U.S. research business at better than twenty percent.
    Outside the U.S. we still expect ratings revenue to grow in the low teens percent range. This forecast assumes that foreign currency translation will have no material impact on revenue growth for the year. Our outlook assumes mid- to high teens percent growth in international revenue for all major business lines except financial institutions, where we expect international revenue to grow in the mid-single-digit percent range.
    Our outlook for Moody's KMV globally anticipates growth in net sales and revenue from credit risk assessment subscription products, credit decision processing software, and professional services. We now expect this will result in high single-digit percent growth in revenue, with greater growth in profitability.

    Moody's Corporation (NYSE:MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, Moody's KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world's largest financial institutions, and Moody's Economy.com, a provider of economic research and data services. The corporation, which reported revenue of $1.7 billion in 2005, employs approximately 2,900 people worldwide and maintains offices in 22 countries. Further information is available at www.moodys.com.


                          Moody's Corporation
           Consolidated Statements of Operations (Unaudited)


                                                 Three Months Ended
                                                      June 30,
                                               ----------------------

                                                     2006       2005
Amounts in millions, except per share amounts
----------------------------------------------------------------------


Revenue                                        $     511.4  $   446.8
----------------------------------------------------------------------

Expenses

  Operating, selling, general and
   administrative expenses                           213.0      185.3

  Depreciation and amortization                        9.3        8.7

                                               -----------------------
    Total expenses                                   222.3      194.0

----------------------------------------------------------------------
Operating income                                     289.1      252.8
----------------------------------------------------------------------

  Interest and other non-operating income
   (expense), net                                      0.7       (3.9)

    Income before provision for income taxes         289.8      248.9

  Provision for income taxes                         117.7      103.5
----------------------------------------------------------------------

Net income                                     $     172.1  $   145.4
----------------------------------------------------------------------

----------------------------------------------------------------------
Earnings per share
  Basic                                        $     0.60   $    0.48

  Diluted                                      $     0.59   $    0.47
----------------------------------------------------------------------

Weighted average shares outstanding
  Basic                                             286.4       300.4

  Diluted                                           293.7       307.7
----------------------------------------------------------------------



                                                  Six Months Ended
                                                      June 30,
                                               -----------------------

                                                     2006        2005
Amounts in millions, except per share amounts
----------------------------------------------------------------------


Revenue                                        $    951.6   $   837.3
----------------------------------------------------------------------

Expenses

 Operating, selling, general and
  administrative expenses                           405.5       354.7

 Depreciation and amortization                       18.7        17.3

                                               -----------------------
  Total expenses                                    424.2       372.0

----------------------------------------------------------------------
Operating income                                    527.4       465.3
----------------------------------------------------------------------


 Interest and other non-operating income
  (expense), net                                      4.1        (9.1)

  Income before provision for income taxes          531.5       456.2

 Provision for income taxes                         213.2       192.1
----------------------------------------------------------------------

Net income                                     $    318.3   $   264.1
----------------------------------------------------------------------



----------------------------------------------------------------------
Earnings per share
 Basic                                         $     1.10   $    0.88

 Diluted                                       $     1.07   $    0.86
----------------------------------------------------------------------

Weighted average shares outstanding
 Basic                                              288.5       299.7

 Diluted                                            296.6       306.9
----------------------------------------------------------------------


                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                                Three Months Ended
                                                     June 30,
                                             -------------------------

Amounts in millions                                 2006         2005

----------------------------------------------------------------------



Moody's Investors Service (a)

 Structured finance                          $     217.8  $     192.5

 Corporate finance                                 107.8         79.5

 Financial institutions and sovereign risk          66.9         65.6

 Public finance                                     21.1         26.2
                                                   ------       ------

       Total ratings revenue                       413.6        363.8

 Research                                           62.9         52.9
                                                   ------       ------

       Total Moody's Investors Service             476.5        416.7

Moody's KMV (a)                                     34.9         30.1
                                                   ------       ------

Total revenue                                $     511.4  $     446.8

----------------------------------------------------------------------



Revenue by geographic area

 United States                               $     328.1  $     281.8

 International                                     183.3        165.0
                                                   ------       ------

Total revenue                                $     511.4  $     446.8

----------------------------------------------------------------------




                                                 Six Months Ended
                                                     June 30,
                                             -------------------------

Amounts in millions                                 2006         2005

----------------------------------------------------------------------



Moody's Investors Service (a)

 Structured finance                          $     393.3  $     331.1

 Corporate finance                                 193.9        160.4

 Financial institutions and sovereign risk         132.8        131.3

 Public finance                                     40.7         49.4
                                                   ------       ------

       Total ratings revenue                       760.7        672.2

 Research                                          123.7        104.4
                                                   ------       ------

       Total Moody's Investors Service             884.4        776.6

Moody's KMV (a)                                     67.2         60.7
                                                   ------       ------

Total revenue                                $     951.6  $     837.3

----------------------------------------------------------------------



Revenue by geographic area

 United States                               $     607.0  $     523.9

 International                                     344.6        313.4
                                                   ------       ------

Total revenue                                $     951.6  $     837.3

----------------------------------------------------------------------


(a) Certain prior year amounts have been reclassified to conform to the current year presentation.


                          Moody's Corporation
         Selected Consolidated Balance Sheet Data (Unaudited)



                                     June 30, 2006   December 31, 2005

                                     -------------   -----------------
                                           Amounts in millions

Cash and cash equivalents            $   223.2       $    486.0
Short-term investments                     7.1             94.5
Total current assets                     688.8          1,051.8
Non-current assets                       444.3            405.4
Total assets                           1,133.1          1,457.2
Total current liabilities                530.7            578.9
Notes payable                            300.0            300.0
Other long-term liabilities              281.8            268.9
Shareholders' equity                      20.6            309.4
Total liabilities and
 shareholders' equity                $ 1,133.1       $  1,457.2

Shares outstanding                       281.9            290.3


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                             Three Months Ended
                                               June 30, 2006
                                       ------------------------------

Amounts in millions, except per share amounts

                                                             Non-GAAP
                                           As                Financial
                                        Reported Adjustments Measures*
                                        -------- ----------- ---------

 Revenue                                $ 511.4               $ 511.4

 Expenses                                 222.3     (20.7) (a)  201.6
                                        -------- ----------- ---------

 Operating income                         289.1      20.7       309.8

 Interest and other non-operating
  income (expense), net                     0.7                   0.7
                                        -------- ----------- ---------

 Income before provision for income
  taxes                                   289.8      20.7       310.5

 Provision for income taxes               117.7       9.3  (b)  127.0
                                        -------- ----------- ---------

 Net income                             $ 172.1    $ 11.4     $ 183.5
                                        -------- ----------- ---------

 Basic earnings per share               $  0.60               $  0.64
                                        --------             ---------

 Diluted earnings per share             $  0.59               $  0.62
                                        --------             ---------

----------------------------------------------------------------------



                                             Three Months Ended
                                               June 30, 2005
                                        ------------------------------

Amounts in millions, except per share amounts

                                                             Non-GAAP
                                           As                Financial
                                        Reported Adjustments Measures*
                                        -------- ----------- ---------

 Revenue                                $ 446.8               $ 446.8

 Expenses                                 194.0     (12.3) (a)  181.7
                                        -------- ----------- ---------

 Operating income                         252.8      12.3       265.1

 Interest and other non-operating
  income (expense), net                    (3.9)        -        (3.9)
                                        -------- ----------- ---------

 Income before provision for income
  taxes                                   248.9      12.3       261.2

 Provision for income taxes               103.5       4.8  (b)  108.3
                                        -------- ----------- ---------

 Net income                             $ 145.4     $ 7.5     $ 152.9
                                        -------- ----------- ---------

 Basic earnings per share               $  0.48               $  0.51
                                        --------             ---------

 Diluted earnings per share             $  0.47               $  0.50
                                        --------             ---------

----------------------------------------------------------------------

    In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended June 30, 2006 and 2005, adjusted to reflect the following:

(a) To exclude operating expenses of $20.7 million in the second quarter of 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $12.3 million of stock-based compensation expense in the second quarter of 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude an income tax benefit of $1.5 million in the second quarter of 2006 related to legacy tax exposures.

 * May not add due to rounding.


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                              Six Months Ended
                                                June 30, 2006
                                        -----------------------------

Amounts in millions, except per share amounts

                                                             Non-GAAP
                                          As                 Financial
                                        Reported Adjustments Measures*
                                        -------- ----------- ---------

 Revenue                                $ 951.6               $ 951.6

 Expenses                                 424.2    (34.6) (a)   389.6
                                         -------  -------     --------

 Operating income                         527.4     34.6        562.0

 Interest and other non-operating
  income (expense), net                     4.1                   4.1
                                         -------  -------     --------

 Income before provision for income
  taxes                                   531.5     34.6        566.1

 Provision for income taxes               213.2     15.6  (b)   228.8
                                         -------  -------     --------

  Net income                            $ 318.3   $ 19.0      $ 337.3
                                         -------  -------     --------

 Basic earnings per share               $ 1.10                $ 1.17
                                         -------              --------

 Diluted earnings per share             $ 1.07                $ 1.14
                                         -------              --------

----------------------------------------------------------------------



                                               Six Months Ended
                                                June 30, 2005
                                        ------------------------------

Amounts in millions, except per share amounts

                                                             Non-GAAP
                                          As                 Financial
                                        Reported Adjustments Measures*
                                        -------- ----------- ---------

 Revenue                                $ 837.3               $ 837.3

 Expenses                                 372.0    (29.2) (a)   342.8
                                        -------  -------     ---------

 Operating income                         465.3     29.2        494.5

 Interest and other non-operating income
  (expense), net                           (9.1)      -         (9.1)
                                        -------  -------     ---------

 Income before provision for income
  taxes                                   456.2     29.2        485.4

 Provision for income taxes               192.1      8.7  (b)   200.8
                                        -------   -------    ---------

 Net income                             $ 264.1   $ 20.5      $ 284.6
                                        -------   -------     --------

 Basic earnings per share               $ 0.88                $  0.95
                                        -------              ---------

 Diluted earnings per share             $ 0.86                $  0.93
                                        -------              ---------

----------------------------------------------------------------------

    In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the six months ended June 30, 2006 and 2005, adjusted to reflect the following:


(a) To exclude operating expenses of $34.6 million in the first six months of 2006 relating to the expensing of stock-based compensation based on the implementation of SFAS No. 123R on January 1, 2006 and $29.2 million of stock-based compensation expense in the first six months of 2005 as determined on a prospective basis for stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $2.4 million of income tax benefit and $2.7 million of income tax provisions, in the first six months of 2006 and 2005, respectively, related to legacy tax exposures.

*   May not add due to rounding.


                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                             Twelve Months Ended
                                              December 31, 2005
                                       -------------------------------

Amounts in millions, except per share amounts

                                                             Non-GAAP
                                          As                 Financial
                                       Reported  Adjustments Measures*
                                       --------- ----------- ---------

 Revenue                               $ 1,731.6            $ 1,731.6

 Expenses                                 792.0    (54.8) (a)   737.2
                                       --------- -------     ---------

 Operating income                         939.6     54.8        994.4

 Interest and other non-operating
  income (expense), net                    (4.9)      -          (4.9)
                                       --------- -------     ---------

 Income before provision for income
  taxes                                   934.7     54.8        989.5

 Provision for income taxes               373.9     30.3  (b)   404.2
                                       --------- -------     ---------

 Net income                             $ 560.8   $ 24.5     $  585.3
                                       --------- -------     ---------

 Basic earnings per share               $  1.88              $  1.97
                                       ---------             ---------

 Diluted earnings per share             $  1.84              $  1.92
                                       ---------             ---------

----------------------------------------------------------------------

    In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2005, adjusted to reflect the following:

(a) To exclude operating expenses of $54.8 million for the full year 2005 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $8.8 million of reductions in tax reserves related to legacy tax exposures for the full year 2005.

*   May not add due to rounding.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of August 2, 2006, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's annual report on Form 10-K for the year ended December 31, 2005 and in other filings made by the Company from time to time with the Securities and Exchange Commission.

    CONTACT: Moody's Corporation
             Michael Courtian, 212-553-7194
             michael.courtian@moodys.com